Exhibit 23


         G. BRAD BECKSTAD
         ----------------
         Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                             702.257.1984
                                                             702.362.0540 (fax)

Board of Directors
Nuclear Solutions, Inc.
1530 E. Commercial St., Ste. 109
Meridian, ID 83642

Re:      Nuclear Solutions, Inc., formerly
         Stock Watch Man, Inc. Registration
         Statement on Form S-8
         (the "Registration Statement")

Gentlemen:


The firm of G. Brad Beckstad, C.P.A., consents to the inclusion of its Report of Financial Statements of Stock Watch Man, Inc. as of December 31, 2000 and to all references in this firm included in the Form 10-KSB for the period ending December 31, 2000 incorporated by reference in the Form S-8 Registration Statement of Nuclear Solutions, Inc. This consent includes our reviews of quarterly reports on the filed Forms 10-QSB for the interim periods ending March 31, 2001 and June 30, 2001.



/s/ G. Brad Beckstad
-------------------------
G. Brad Beckstad